Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-46188, 333-71691 and 333-108038) of NBTY, Inc. of our report dated August 5, 2008, with respect to the consolidated financial statements of Leiner Health Products Inc. (Debtor-In-Possession) for the years ended March 29, 2008 and March 31, 2007 included in this Current Report on Form 8-K/A of NBTY, Inc.

/s/ Ernst & Young LLP

Orange County, California

September 26, 2008